Exhibit 10.1

ENTERPRISE BANCORP, INC.
Restricted Stock Agreement

This Agreement is entered into as of this 19th day of March, 2013 (the “Grant Date”) by and between Enterprise Bancorp, Inc., a Massachusetts corporation (the “Company”), and _______________________________________________ (the “Grantee”). Capitalized terms used but not defined in this Agreement shall have the meanings assigned such terms in the Enterprise Bancorp, Inc. 2009 Stock Incentive Plan, as amended on January 17, 2012 (the “Plan”).
WITNESSETH THAT:
WHEREAS, the Company has instituted the Plan for the benefit of officers, employees and directors of the Company in order to provide such person with the ability to a direct stake in the Company's welfare; and
WHEREAS, the Compensation Committee of the Board of Directors, or the full Board of Directors, as the case may be, of the Company has authorized the grant of shares of the Company's common stock to the Grantee upon the terms and conditions set forth below; and
WHEREAS, the Compensation Committee or the full Board of Directors, as the case may be, has authorized the grant of shares of the Company's common stock to the Grantee pursuant and subject to the terms of the Plan, a copy of which is attached hereto and incorporated herein;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Grantee agree as follows.
1.    Grant. Subject to the terms of the Plan and this Agreement, the Company hereby grants to the Grantee, and the Grantee hereby accepts, ________ shares of the Company's common stock, par value $0.01 per share (the “Restricted Stock”). The term “Restricted Stock” shall include any additional shares of stock of the Company issued on account of the foregoing shares by reason of stock dividends, stock splits or recapitalizations (whether by way of mergers, consolidations, combinations or exchanges of shares or the like).
2.    Vesting Schedule. The interest of the Grantee in the Restricted Stock shall vest in accordance with the vesting schedule attached to this Agreement as Exhibit 1, which is incorporated herein and made a part hereof by this reference; provided, however, that such vesting of shares of the Restricted Stock shall be and hereby is conditioned upon the Grantee's continuing employment with the Company and continuing compliance with all applicable employee confidentiality, noncompetition and other agreements with the Company and any of its subsidiaries as of each date upon which such vesting shall occur in accordance with such schedule.
3.    Restrictions on Stock. Until the termination of restrictions and the vesting of the shares of Restricted Stock as provided in Section 2 above, none of the Restricted Stock may be sold, assigned, transferred, pledged, or otherwise encumbered except as provided in this Agreement.

If the Grantee's employment with the Company is terminated for any reason, whether with or without cause and whether voluntarily or involuntarily, then all shares of Restricted Stock that have not yet vested as of the time of the Grantee's termination of employment, if any, shall be forfeited and returned to the Company, unless the Compensation Committee of the Board of Directors, or the full Board of Directors, as the case may be, of the Company, in its sole discretion shall otherwise determine.
4.    Rights as Stockholder. Except for the restrictions and other limitations and conditions provided in this Agreement, the Grantee as owner of the Restricted Stock shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such Restricted Stock and the right to vote all of the shares of such Restricted Stock.
5.    Stock Certificates. Each certificate issued for shares of Restricted Stock shall be registered in the name of the Grantee and deposited by the Grantee, together with a stock power endorsed in blank, with the Company or its duly appointed transfer agent and shall bear the following (or a similar) legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) contained in a Restricted Stock Agreement between the registered owner and Enterprise Bancorp, Inc. A copy of such Restricted Stock Agreement will be furnished to the holder of this certificate upon written request and without charge.

Upon the termination of the restrictions imposed under this Agreement as to any shares of Restricted Stock, the Company shall return to the Grantee (or to such Grantee's legal representative, beneficiary or heir) certificates, without a legend, for the shares of common stock deposited with it or its transfer agent pursuant to this Section 5 as to which the restrictions have been terminated.
Notwithstanding the foregoing, if and to the extent that the Company also provides to its shareholders generally a means to hold title to shares on a noncertificated basis, then the shares of Restricted Stock issued to the Grantee under this Agreement may be issued on such a noncertificated basis if mutually agreed upon by the Company and the Grantee and otherwise permissible under applicable law and the rules of any applicable stock exchange. If any such shares of Restricted Stock are so issued on a noncertificated basis, then the Company shall adopt alternative measures in lieu of the foregoing stock certificate legend to ensure that the restrictions on such shares of Restricted Stock required under this Agreement are properly observed.
6.    Tax Consequences; Withholding. The Grantee has reviewed with the Grantee's own tax advisors the federal, state, local and foreign tax consequences of the investment and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or representatives. The Grantee understands that the Grantee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of the shares of Restricted Stock hereunder. The Company shall have the right to deduct from amounts otherwise payable to the Grantee, or to require the Grantee to pay, any taxes required by law to be withheld with respect to the Restricted Stock.
7.    Notice of Election Under Section 83(b). If the Grantee makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder, he will provide a copy thereof to the Company within thirty days of the filing of such election with the Internal Revenue Service.
8.    Securities and Other Laws; Lock-Up Agreement. In any case in which in the opinion of the Compensation Committee of the Board of Directors, or the full Board of Directors, as the case may be, of the Company, the issue and/or delivery of shares of common stock under this Agreement would violate requirements of federal or state securities or other laws, or the requirements of any securities exchange on which the stock is listed, the Company shall be entitled to postpone such issue and/or delivery until such requirements have been met. The Compensation Committee or the full Board of Directors, as the case may be, may require representations and agreements from the Grantee in order to ensure such compliance with federal or state securities or other laws or the requirements of any securities exchange.
The Grantee hereby further agrees that as a condition to his receipt of the Restricted Stock, he will execute an agreement in a form acceptable to the Company to the effect that the shares of such Restricted Stock shall be subject to any underwriter's lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company, and such agreement or a successor agreement must be in full force and effect.
9.    Grantee's Investment Representations. Grantee represents that he is acquiring the shares of Restricted Stock for his own account for investment purposes and not with a view towards distribution of the shares to the public.
10.    Adjustment in Provisions. In the event that there are any changes in the outstanding common stock of the Company by reason of stock dividends, stock splits, or recapitalizations (whether by way of mergers, consolidations, combinations, or exchanges of shares or the like), the divisions of shares of Restricted Stock into parts, the provisions for termination of restrictions on parts of Restricted Stock, and any other relevant portions of this Agreement shall be appropriately adjusted by the Compensation Committee of the Board of Directors, or the full Board of Directors, as the case may be, of the Company, if necessary, to reflect equitably such change or changes.
11.    [Intentionally Omitted]
12.    Termination or Amendment of Plan. The Compensation Committee of the Board of Directors, or the full Board of Directors, as the case may be, of the Company may terminate or amend the Plan at any time. No such termination or amendment will affect the parties' respective rights and obligations under this Agreement, as and to the extent that this Agreement then remains in effect.
13.    Effect Upon Employment. Nothing in this Agreement or the Plan shall be construed to impose any obligation upon the Company or any of its subsidiaries to employ the Grantee or to retain the Grantee in its employ.
14.    [Intentionally Omitted]
15.    General Provisions.
(a)    Amendment; Waivers. This Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and, except as otherwise permitted by the express terms of the Plan and this Agreement, it may not be modified or amended nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties; provided, however, that a modification or amendment that does not materially diminish the rights of the Grantee hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Grantee. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

(b)    Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.
(c)    Governing Law. This Agreement has been executed in Massachusetts and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.
(d)    Construction. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. Capitalized terms not defined herein shall have the meanings given to them in the Plan.
(e)    Notices. Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered by hand or facsimile or sent by registered mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:

To the Grantee:    To his address as set forth on the signature page hereof.

To the Company:
Enterprise Bancorp, Inc.
222 Merrimack Street
Lowell, Massachusetts 01852    A
Attn: Mr. James A. Marcotte

(f)    Transfers in Violation of Restrictions Void. The Company shall not be required to transfer on its books any shares of Restricted Stock that shall have been sold or transferred by Grantee or otherwise in violation of any of the provisions set forth in this Agreement or to treat as owner of any such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.
IN WITNESS WHEREOF, the Company has caused this Restricted Stock Agreement to be executed as a sealed instrument by its officer thereunto duly authorized as of the date first set forth above.
Date of grant: March 19, 2013

ENTERPRISE BANCORP, INC.

By: ____________________________________
John P. Clancy, Jr.
Chief Executive Officer

ACCEPTANCE
Your acceptance, as of the date of grant, of the foregoing grant of Restricted Stock in accordance with the terms and conditions of this Restricted Stock Agreement and the terms and conditions of the Enterprise Bancorp, Inc. 2009 Stock Incentive Plan, shall be evidenced by your electronic delivery of the acceptance form located in InfoPath. A direct link to this electronic acceptance form will be sent to you by email.

Exhibit 1 to
Restricted Stock Agreement

Employee name (“Grantee”):    _______________________________________

Date of grant:                March 19, 2013

Number of shares granted:    _____________

Vesting schedule:

Vesting to be based on attainment of EPS cumulative totals.

•
When cumulative diluted earnings per share from 1/1/2013 forward reaches $1.34, 25% of the restricted shares granted will vest (calculation is made at the end of each quarter and restricted stock is considered to be earned on the close of business on the day prior of the earnings release).

•
When cumulative diluted earnings per share from 1/1/2013 forward reaches $2.80 an additional 25% of the restricted shares granted will vest (calculation is made at the end of each quarter and restricted stock is considered to be earned on the close of business on the day prior of the earnings release).

•
When cumulative diluted earnings per share from 1/1/2013 forward reaches $4.45 an additional 25% of the restricted shares granted will vest (calculation is made at the end of each quarter and restricted stock is considered to be earned on the close of business on the day prior of the earnings release).

•
When cumulative diluted earnings per share from 1/1/2013 forward reaches $6.15 an additional 25% of the restricted shares granted will vest (calculation is made at the end of each quarter and restricted stock is considered to be earned on the close of business on the day prior of the earnings release).

__________________________________
John P. Clancy, Jr.
Chief Executive Officer